Exhibit 4.10

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 20, 2019, among CPLV Property Owner LLC, a Delaware limited liability company (the “Guaranteeing Entity”), VICI Properties L.P., a Delaware limited liability company (the “Company”), VICI Note Co. Inc., a Delaware corporation (the “Co-Issuer”), and UMB Bank, National Association, as Trustee under the Indenture referred to below (the “Trustee”), as ratified by the other Subsidiary Guarantors (as defined in the Indenture referred to herein).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 26, 2019 providing for the issuance of 4.250% Senior Notes due 2026 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or any of the Subsidiary Guarantors in the Indenture, or in any of the Notes or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, partner, stockholder, officer, director, employee or controlling person in their capacity as such of the Issuers, the Subsidiary Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL

INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Company.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CPLV PROPERTY OWNER LLC

By:	/s/ David A. Kieske Name: David A. Kieske Title: Treasurer

[Signature Page to Supplemental Indenture (2026 Notes) – CPLV Guarantee]

VICI PROPERTIES L.P.

By:	VICI PROPERTIES GP LLC, its general partner

By:	/s/ David A. Kieske Name: David A. Kieske Title: Treasurer
VICI NOTE CO. INC.

By:	/s/ David A. Kieske Name: David A. Kieske Title: Treasurer

[Signature Page to Supplemental Indenture (2026 Notes) – CPLV Guarantee]

Ratified and Acknowledged:

VICI PROPERTIES 1 LLC
CINCINNATI PROPCO LLC
GREEKTOWN PROPCO LLC
PHILADELPHIA PROPCO LLC
CLAUDINE PROPERTY OWNER LLC
CLAUDINE PROPCO LLC
BALLY’S ATLANTIC CITY LLC
BLUEGRASS DOWNS PROPERTY OWNER LLC
CAESARS ATLANTIC CITY LLC
GRAND BILOXI LLC
HARRAH’S BOSSIER CITY LLC
HARRAH’S COUNCIL BLUFFS LLC
HARRAH’S LAKE TAHOE LLC
HARRAH’S METROPOLIS LLC
HARRAH’S RENO LLC
HARVEY’S LAKE TAHOE LLC
HORSESHOE BOSSIER CITY PROP LLC
HORSESHOE COUNCIL BLUFFS LLC
HORSESHOE TUNICA LLC
MISCELLANEOUS LAND LLC
NEW HARRAH’S NORTH KANSAS CITY LLC
NEW HORSESHOE HAMMOND LLC
BILOXI HAMMOND LLC
NEW TUNICA ROADHOUSE LLC
PROPCO GULFPORT LLC
VEGAS DEVELOPMENT LLC
VEGAS OPERATING PROPERTY LLC
HORSESHOE SOUTHERN INDIANA LLC

By:	/s/ David A. Kieske Name: David A. Kieske Title: Treasurer

[Signature Page to Supplemental Indenture (2026 Notes) – CPLV Guarantee]

UMB BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Gavin Wilkinson Authorized Signatory

[Signature Page to Supplemental Indenture (2026 Notes) – CPLV Guarantee]